FOR IMMEDIATE RELEASE
February 8, 2005

Extendicare to Record US$33.6 Million Tax Benefit in 2004

• Announces Fourth Quarter News Release and Conference Call Dates

MARKHAM, ONTARIO – Extendicare Inc. (TSX: EXE.MV and EXE.SV; NYSE: EXE), and its wholly owned U.S. subsidiary, Extendicare Health Services, Inc. (EHSI), announced that the 2004 results will include a tax benefit of US$33.6 million related to additional loss allowed from the December 1999 sale of EHSI’s former subsidiary Arbor Health Care Company and the settlement of an Internal Revenue Service (IRS) audit.

EHSI will record a tax benefit of US$31.9 million for the additional loss primarily due to the issuance of additional guidance by the IRS regarding the method to calculate the loss on the sale of subsidiary stock, and partially due to the settlement of an IRS audit covering tax years ending December 1997 through December 2002. In addition, EHSI will record a tax benefit of US$1.7 million for other issues primarily relating to the IRS audit.

With respect to the US$31.9 million, EHSI has already received the benefit of US$9.2 million, and is expected to receive the remaining US$22.7 million either through a refund of taxes paid or the offset of taxes to be paid in 2005.

Extendicare will release its 2004 fourth quarter financial results after the close of markets on Tuesday, February 22, 2005. The Company will hold a conference call on Wednesday, February 23, 2005 at 10:00 a.m. (ET) to discuss its results for the fourth quarter and year ended December 31, 2004.

Following its release on February 22, 2005, the Company will post a copy of the press release on its website, in addition to an update of its supplemental information package found under the Investor Information/Investor Documents/Supplemental Information section of its website, www.extendicare.com.

The February 23, 2005 conference call will be webcast live, and archived, in the Investor Information section of Extendicare’s website.

For those wishing to call in, the toll-free number for the live call is 1-800-387-6216. Local callers please dial 416-405-9328. A taped rebroadcast will be available approximately two hours after completion of the live call on February 23, 2005 until midnight on March 11, 2005. To access the rebroadcast dial 1-800-408-3053. Local callers please dial 416-695-5800. The conference ID number is 3132614.

Scheduled speakers for the Company on the conference call include: Mel Rhinelander, President and Chief Executive Officer; Richard Bertrand, Senior Vice-President and Chief Financial Officer; and Christopher Barnes, Manager, Investor Relations.

Extendicare, through its subsidiaries, now operates 440 long-term care and assisted living facilities across North America, with capacity for over 34,400 residents. As well, through its operations in the United States, Extendicare offers medical specialty services such as subacute care and rehabilitative therapy services, while home health care services are provided in Canada. The Company employs 38,500 people in North America.

Statements contained in this release other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as “expect”, “intend”, “anticipate”, “believe”, “estimate”, “plan” or “objective” or other similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. In addition to the risks and uncertainties related to these statements, other risks and uncertainties are identified in Extendicare Inc.’s or Extendicare Health Services, Inc.’s filings with Canadian and United States securities regulators and include, but are not limited to, the following: changes in the health care industry in general and the long-term care industry in particular because of political and economic influences; changes in regulations governing the industry and the Company’s compliance with such regulations; changes in government funding levels for health care services; resident care litigation, including exposure for punitive damage claims and increased insurance costs, and other claims asserted against the Company; the successful integration of Assisted Living Concepts, Inc.; changes in foreign exchange rates; the Company’s ability to attract and retain qualified personnel; the availability and terms of capital to fund the Company’s capital expenditures; changes in competition; and demographic changes. Given these risks and uncertainties, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. All forward-looking statements contained in this report are necessarily estimates reflecting the best judgement of the party making such statements based upon current information, and the Company assumes no obligation to update any forward-looking statement.

For further information, contact:

Extendicare Inc.
Christopher Barnes
Manager, Investor Relations
Phone: (905) 470-5483
Fax: (905) 470-4003
Email: cbarnes@extendicare.com
Visit Extendicare’s Website @ www.extendicare.com